                                                                     EXHIBIT 2.2

                              AMENDMENT NO. 1 TO
                           ASSET PURCHASE AGREEMENT


     THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment No. 1"), is made and entered into this 19th day of June, 1997, by and among Texas Instruments Incorporated, a Delaware corporation with its principal offices in Dallas, Texas ("Seller"), Sterling Software, Inc., a Delaware corporation with its principal offices in Dallas, Texas ("Buyer"), Sterling Software (Cayman Islands), Inc., a Cayman Islands company with its principal offices in Grand Cayman, British West Indies ("Sterling Cayman"), Sterling Software (U.S.), Inc., a Delaware corporation with its principal offices in Dallas, Texas ("Sterling U.S."), and Sterling Software (Southern), Inc., a Georgia corporation with its principal offices in Dallas, Texas ("Sterling Southern").

     WHEREAS, Seller and Buyer have entered into an Asset Purchase Agreement, dated April 18, 1997 (the "Asset Purchase Agreement");

     WHEREAS, Seller and Buyer desire to reflect the participation of Sterling Cayman, Sterling U.S. and Sterling Southern as parties to the Asset Purchase Agreement and to provide for the other matters set forth herein, and Sterling Cayman, Sterling U.S. and Sterling Southern desire to be designated as parties to the Asset Purchase Agreement and to provide for the other matters set forth herein;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is hereby agreed among Seller, Buyer, Sterling Cayman, Sterling U.S. and Sterling Southern as follows:

     Section 1.     Certain Definitions.  Except as otherwise defined herein,
                    -------------------
terms used herein with initial capital letters are so used with the respective meanings ascribed to such terms in the Asset Purchase Agreement.

     Section 2.     Sale and Purchase of Assets; Assumption of Liabilities.  On
                    ------------------------------------------------------
the terms and subject to the conditions of the Asset Purchase Agreement (including the provisions of Sections 1.2, 1.3, 3.1 and 3.2 thereof), as amended by this Amendment No. 1, at the Closing:

          (a) Seller shall sell, transfer and assign to Buyer, or, as applicable, cause the Assigning Subsidiaries to sell, transfer and assign to Buyer, and Buyer shall purchase and acquire, all of Seller's or, as applicable, the Assigning Subsidiaries' right, title and interest in, to and under the Patents and the Copyrights and Marks;

          (b) Seller shall sell, transfer and assign to Sterling Cayman, or, as applicable, cause the Assigning Subsidiaries to sell, transfer and assign to Sterling Cayman, and Sterling Cayman shall purchase and acquire, all of Seller's or, as applicable, the Assigning Subsidiaries' right, title and interest in, to and under the rights to market, license, install, maintain and support the Software in locations outside of the United States of America and Canada (such rights being collectively referred to as the "International Distribution Rights");

          (c) Seller shall sell, transfer and assign to Sterling U.S., and Sterling U.S. shall purchase and acquire, all of Seller's right, title and interest in, to and under the Contract referred to on Schedule 5.4(b) to the Asset Purchase Agreement as the "MDP Contract," and Sterling U.S. shall assume and thereafter pay, perform or otherwise discharge, as and when the same shall become due and payable, all liabilities and obligations of Seller under the MDP Contract, other than payment and performance of obligations payable or dischargeable prior to the Closing;

          (d) Seller shall sell, transfer and assign to Sterling Southern, and Sterling Southern shall purchase and acquire, all of Seller's right, title and interest in, to and under all of the Purchased Assets, save and except for the Patents, the Copyrights and Marks, the International Distribution Rights and the MDP Contract, and Sterling Southern shall assume and thereafter pay, perform or otherwise discharge, as and when the same shall become due and payable, all liabilities and obligations of Seller that constitute Assumed Liabilities, save and except for the liabilities and obligations of Seller under the MDP Contract; and

          (e) Seller shall cause each Assigning Subsidiary to sell, transfer and assign to the subsidiary of Sterling Southern designated opposite the name of such Assigning Subsidiary on Schedule 2(e) hereto (each, an "Assignee Subsidiary," and, collectively, the "Assignee Subsidiaries") all of such Assigning Subsidiary's right, title and interest in, to and under the Purchased Assets, save and except for the Patents, the Copyrights and Marks and the International Distribution Rights and (ii) the Assignee Subsidiary so designated shall assume and thereafter pay, perform or otherwise discharge, as and when the same shall become due and payable, all liabilities and obligations of such Assigning Subsidiary that constitute Assumed Liabilities.

     Section 3.     Reaffirmation of the Asset Purchase Agreement.  To the
                    ---------------------------------------------
extent that any provision hereof conflicts with any provision of the Asset Purchase Agreement, the provisions hereof shall control. Except as expressly modified hereby, the Asset Purchase Agreement shall remain in full force and effect in accordance with its original terms. Without limiting the generality of the foregoing, none of the modifications set forth in Section 2 hereof shall relieve Buyer of any of its obligations under the Asset Purchase Agreement.

     Section 4.     Successors and Assigns.  This Amendment No. 1 shall inure to
                    ----------------------
the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     Section 5.     Counterparts.  This Amendment No. 1 may be executed in one
                    ------------
or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

     Section 6.     Headings.  The headings of the sections of this Amendment
                    --------
No. 1 are inserted for convenience only and shall not be deemed to constitute part of this Amendment No. 1 or to affect the construction hereof.

     Section 7.     Choice of Law.  This Amendment No. 1 shall be governed by
                    -------------
and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first above written.

                                       SELLER:

                                       TEXAS INSTRUMENTS INCORPORATED


                                       By: /s/ David D. Martin
                                          ---------------------------------
                                       Name:  DAVID D. MARTIN
                                       Title: Executive Vice President


                                       BUYER:

                                       STERLING SOFTWARE, INC.


                                       By: /s/ Don J. McDermett, Jr.
                                          ---------------------------------
                                       Name:  DON J. McDERMETT, Jr.
                                       Title: Senior Vice President


                                       STERLING CAYMAN:

                                       STERLING SOFTWARE (CAYMAN ISLANDS), INC.


                                       By: /s/ R. Logan Wray
                                          ---------------------------------
                                       Name:  R. LOGAN WRAY
                                       Title: President


                                       STERLING U.S.:

                                       STERLING SOFTWARE (U.S.), INC.


                                       By: /s/ Jeannette P. Meier
                                          ---------------------------------
                                       Name:  JEANNETTE P. MEIER
                                       Title: Vice President


                                       STERLING SOUTHERN:

                                       STERLING SOFTWARE (SOUTHERN), INC.


                                       By: /s/ Don J. McDermett, Jr.
                                          ---------------------------------
                                       Name:  DON J. McDERMETT, JR.
                                       Title: Vice President

                              AMENDMENT NO. 2 TO
                           ASSET PURCHASE AGREEMENT


     THIS AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT (this "Amendment No. 2"), is made and entered into this 28th day of June, 1997, by and among Texas Instruments Incorporated, a Delaware corporation with its principal offices in Dallas, Texas ("Seller"), Sterling Software, Inc., a Delaware corporation with its principal offices in Dallas, Texas ("Buyer"), Sterling Software (Cayman Islands), Inc., a Cayman Islands company with its principal offices in Grand Cayman, British West Indies ("Sterling Cayman"), Sterling Software (U.S.), Inc., a Delaware corporation with its principal offices in Dallas, Texas ("Sterling U.S."), and Sterling Software (Southern), Inc., a Georgia corporation with its principal offices in Dallas, Texas ("Sterling Southern").

     WHEREAS, Seller, Buyer, Sterling Cayman, Sterling U.S. and Sterling Southern have entered into an Asset Purchase Agreement, dated April 18, 1997, as amended by Amendment No. 1 thereto (the "Asset Purchase Agreement");

     WHEREAS, the parties to the Asset Purchase Agreement desire to modify certain provisions of the Asset Purchase Agreement and to provide for the other matters set forth herein;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is hereby agreed among Seller, Buyer, Sterling Cayman, Sterling U.S. and Sterling Southern as follows:

     Section 1.     Certain Definitions.  Except as otherwise defined herein,
                    -------------------
terms used herein with initial capital letters are so used with the respective meanings ascribed to such terms in the Asset Purchase Agreement.

     Section 2.     Purchase Price.  On the terms and subject to the conditions
                    --------------
set forth in the Asset Purchase Agreement, at the Closing, in consideration of the conveyance to Buyer of the Purchased Assets, Buyer shall deliver to Seller and the Assigning Subsidiaries (in lieu of the U.S. $165,000,000 referred to in Section 2.1 of the Asset Purchase Agreement and the "Purchase Price" referred to in Section 4.2(b) of the Asset Purchase Agreement), in the manner provided in
Section 2.1 of the Asset Purchase Agreement, an aggregate cash amount equal to U.S. $164,870,000. As promptly as practicable following the receipt of all consents and approvals of Governmental Authorities required in connection therewith, (i) Seller shall cause Texas Instruments India Limited ("TI India") to sell, transfer and assign to Buyer or the applicable Assignee Subsidiary the portion of the Purchased Assets relating primarily to the conduct of the Business in India and (ii) Buyer shall deliver, or cause the applicable Assignee Subsidiary to deliver, to Seller or TI India, in the manner provided in Section 2.1 of the Asset Purchase Agreement, an aggregate cash amount equal to U.S. $130,000.

     Section 3.     Timing of Employment Offers.  All obligations of Buyer
                    ---------------------------
pursuant to Section 9.4(a) of the Asset Purchase Agreement to extend offers of employment on or prior to the Closing Date to employees of the Business who are employed on the Closing Date (other than certain employees specified in such Section 9.4(a)) shall be deemed satisfied if Buyer or any subsidiary thereof, in any particular instance, communicates to the applicable individual, prior to 11:59 p.m. (local time, in each applicable jurisdiction) on July 1, 1997 with respect to employees of the Business in the United States and Europe, or 11:59 p.m. (local time, in each applicable jurisdiction) on July 2, 1997 with respect to all other employees of the Business, an offer of employment with Buyer or such subsidiary (or, where applicable, confirmation that Buyer or such subsidiary deems such individual's employment to have been transferred to Buyer or such subsidiary). All such offers or confirmations shall be at salary and benefit levels that Buyer believes are comparable in the aggregate to those currently enjoyed by employees of the Business employed in the U.S. or, with respect to employees employed outside the U.S., on terms and conditions of employment which are required by applicable Laws, collective bargaining agreements, employment agreements, works councils or other applicable requirements. If any employee of the Business (other than any such employee who is employed by an Asian Subsidiary (as hereinafter defined)) shall decline to accept an offer of employment with, or, as applicable, a transfer of employment to, Buyer or a subsidiary thereof and, as a result thereof, Seller or any Assigning Subsidiary incurs any expense for such employee's base compensation or benefits relating to the period between 11:59 p.m. (Dallas, Texas time) on June 30, 1997 and (i) 11:59 p.m. (local time, in each applicable jurisdiction) on July 1, 1997 with respect to employees of the Business in the United States and Europe or (ii) 11:59 p.m. (local time, in each applicable jurisdiction) on July 2, 1997 with respect to all other employees of the Business, Buyer or a subsidiary thereof will reimburse Seller or such Assigning Subsidiary for such actual expense (excluding any administrative and overhead costs and expenses); provided that such reimbursement obligation under this Section 3 shall apply only to the extent such base compensation and benefits are consistent with normal ongoing employment and shall in no event include severance, special bonuses or similar benefits.

     Section 4.     Employee Services Arrangement.  Seller shall cause each of
                    -----------------------------
Texas Instruments Australia Limited, a Subsidiary of Seller organized under the laws of New South Wales, Texas Instruments Korea Limited, a Subsidiary of Seller organized under the laws of Korea, and Texas Instruments Japan Limited, a Subsidiary of Seller organized under the laws of Japan (collectively, the "Asian Subsidiaries"), to continue the employment by such Asian Subsidiary of each of the employees of the Business employed by such Asian Subsidiary in Australia,

Japan and Korea, respectively, on the Closing Date (each, a "Services Employee") during the period (the "Services Period") from and including the Closing Date to and including the earlier to occur of (a) the date on which such employee accepts an offer of employment by Buyer or (b) 11:59 p.m. (local time, in the applicable jurisdiction) on July 16, 1997 or such later date to which the parties may agree. During the Services Period applicable to any particular Services Employee, Seller shall cause the applicable Asian Subsidiary to (x) continue to provide to such Services Employee the same base compensation and benefits consistent with normal ongoing employment, including existing allowances, and (y) make available to Buyer or a subsidiary thereof the services, skills and specialized knowledge of such Services Employee on a substantially similar basis as such Services Employee provided the same to such
Asian Subsidiary immediately prior to the Closing.   Promptly after receipt of
an invoice accompanied by substantiating documentation in reasonable detail, Buyer will (or will cause a subsidiary of Buyer to) reimburse Seller or the applicable Asian Subsidiary for all costs and expenses (excluding administrative and overhead costs and expenses) actually incurred by Seller or such Assigning Subsidiary in performing its obligations under the provisions of this Section 4; provided that such reimbursement obligation under this Section 4 shall in no event apply to severance, special bonuses or similar benefits. Unless otherwise specified, reimbursements required to be made to any Asian Subsidiary shall be made in the local currency of such Asian Subsidiary.

     Section 5.     Facilities Leases.  Notwithstanding anything to the contrary
                    -----------------
contained in the Asset Purchase Agreement:

     (a) all contracts, leases, licenses and other agreements of Seller or any Subsidiary of Seller under which Seller or any Subsidiary has a leasehold or other occupancy right or interest in any of the facilities listed on Schedule 5(a) hereto shall be deemed to be Contracts;

     (b) all contracts, leases, licenses and other agreements of Seller or any Subsidiary of Seller (the "Retained Facilities Leases") under which Seller or any such Subsidiary has a leasehold or other occupancy right or interest in any facilities other than those listed on Schedule 5(a) hereto (including without limitation those facilities listed on Schedule 5(b) hereto) shall be deemed not to be Contracts;

     (c) all of Seller's or any Assigning Subsidiary's right, title and interest in, to and under the Retained Facilities Leases shall be deemed to be Excluded Assets; and

     (d) all liabilities and obligations of Seller or any Assigning Subsidiary under the Retained Facilities Leases shall be deemed to be Retained Liabilities.

     Section 6.     Closing.  Notwithstanding the contrary provisions of Section
                    -------
4.1 of the Asset Purchase Agreement, the Closing shall take place at the offices of Buyer's counsel, Jones, Day, Reavis & Pogue, 2300 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas (or at such other place as the parties may designate), before the close of business (Dallas, Texas time) on June 30, 1997 or such later date as the conditions specified in Articles X and XI of the Asset Purchase Agreement are fulfilled (or waived by the party entitled to waive any unfulfilled condition), and (ii) the Closing, once it shall have occurred, will be deemed effective for tax, accounting and similar computational purposes as of 11:59 p.m. (local time, in each applicable jurisdiction) on the Closing Date.

     Section 7.     Post-Closing Payments.  Within ten business days after the
                    ---------------------
Closing Date, Buyer shall deliver to Seller (a) a schedule setting forth, as of the Closing, (i) the aggregate cash balance of each Transferred Subsidiary, (ii) all outstanding checks, drafts, overdrafts or similar known charges payable from such cash balance, (iii) all checks or similar amounts received prior to the Closing but not yet reflected in such cash balance, and (iv) the aggregate cash balance of each Transferred Subsidiary, after subtracting the amounts specified in clause (ii) and adding the amounts specified in clause (iii) (such amount, aggregated for the Transferred Subsidiaries collectively, the "Seller Receivable Amount"), and (b) a schedule setting forth the aggregate amount due to Buyer from Seller pursuant to Schedule 9.4(m) to the Asset Purchase Agreement plus the sum of U.S. $1,000,000 as consideration for the reclassification of the PeerLogic assets described in Section 8 hereof as Excluded Assets for all purposes of the Asset Purchase Agreement (collectively, the "Buyer Receivable Amount"). Within two business days after the delivery to Seller of the schedules referred to in the immediately preceding sentence, (x) Buyer will deliver to Seller, by wire transfer of immediately available funds to an account designated by Seller for such purpose, cash in an amount equal to the amount by which the Seller Receivable Amount exceeds the Buyer Receivable Amount, or (y) Seller will deliver to Buyer, by wire transfer of immediately available funds to an account designated by Buyer for such purpose, cash in an amount equal to the amount by which the Buyer Receivable Amount exceeds the Seller Receivable Amount, as applicable. Within 30 days after the Closing Date, Buyer shall deliver to Seller, or otherwise make available to Seller and its representatives, Buyer's work papers (and such other substantiating documentation as Seller may reasonably request) supporting Buyer's computation of the Seller Receivable Amount. Seller will have 30 days after delivery by Buyer of its work papers and other substantiating documentation to notify Seller that it disagrees with or disputes Buyer's computation of the Seller Receivable Amount. If Seller fails to so notify Buyer within such 30 day time period, the Seller Receivable Amount set forth on the schedule delivered pursuant to the first sentence of this Section 7 will be final and binding on the parties. If Seller notifies Buyer within such 30 day time period that it disagrees with or disputes Buyer's computation of the Seller Receivable Amount, Seller and Buyer will commence to negotiate in good faith a resolution of such dispute. If the parties are unable to reach agreement within 15 days after the notice of objection is given, the dispute shall be referred for resolution by an independent "Big 6" accounting firm mutually agreed upon by the parties, whose determination shall be final and binding on the parties. The fees and expenses of such "Big 6" accounting firm shall be borne equally by the parties. Within five business days following resolution of any dispute (whether by a "Big 6" accounting firm or otherwise), Buyer will promptly deliver to Seller, or Seller will promptly deliver to Buyer, by wire transfer of immediately available funds to an account designated by the recipient for such purpose, any additional amounts in respect of the matters provided for in this Section 7 that are determined to be due to Seller or Buyer, as the case may be.

     Section 8.     Excluded Assets.  Notwithstanding anything to the contrary
                    ---------------
contained in the Asset Purchase Agreement, the Purchased Assets shall not include any stock, warrants or promissory notes of PeerLogic owned by Seller or any Assigning Subsidiary (such stock, warrants and promissory notes, together with the rights, properties and assets described in Section 1.2 of the Asset Purchase Agreement, being "Excluded Assets" for all purposes of the Asset Purchase Agreement).

     Section 9.     Reaffirmation of the Asset Purchase Agreement.  To the
                    ---------------------------------------------
extent that any provision hereof conflicts with any provision of the Asset Purchase Agreement, the provisions hereof shall control. Except as expressly modified hereby, the Asset Purchase Agreement shall remain in full force and effect in accordance with its original terms.

     Section 10.    Successors and Assigns.  This Amendment No. 2 shall inure to
                    ----------------------
the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     Section 11.    Counterparts.  This Amendment No. 2 may be executed in one
                    ------------
or more counterparts for the convenience of the parties hereto, all of which together shall constitute one and the same instrument.

     Section 12.    Headings.  The headings of the sections of this Amendment
                    --------
No. 2 are inserted for convenience only and shall not be deemed to constitute part of this Amendment No. 2 or to affect the construction hereof.

     Section 13.    Choice of Law.  This Amendment No. 2 shall be governed by
                    -------------
and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the date first above written.

                                       SELLER:

                                       TEXAS INSTRUMENTS INCORPORATED


                                       By: /s/ David D. Martin
                                          ------------------------------------
                                       Name:  DAVID D. MARTIN
                                       Title: Executive Vice President


                                       BUYER:

                                       STERLING SOFTWARE, INC.


                                       By: /s/ Don J. McDermett, Jr.
                                         ------------------------------------
                                       Name:  DON J. McDERMETT, Jr.
                                       Title: Senior Vice President


                                       STERLING CAYMAN:

                                       STERLING SOFTWARE (CAYMAN ISLANDS), INC.


                                       By: /s/ R. Logan Wray
                                          ------------------------------------
                                       Name:  R. LOGAN WRAY
                                       Title: President


                                       STERLING U.S.:

                                       STERLING SOFTWARE (U.S.), INC.


                                       By: /s/ Jeannette P. Meier
                                          ------------------------------------
                                       Name:  JEANNETTE P. MEIER
                                       Title: Vice President


                                       STERLING SOUTHERN:

                                       STERLING SOFTWARE (SOUTHERN), INC.


                                       By: /s/ Don J. McDermett, Jr.
                                          ------------------------------------
                                       Name:  DON J. McDERMETT, JR.
                                       Title: Vice President